EXHIBITS TO BE FILED BY EDGAR



Exhibits:


                  B-1   -       New Credit Agreement.

                  B-2   -       Form of GPU Guaranty - included in Exhibit B-1.

                  F-1   -       Opinion of Thelen Reid & Priest LLP.

                  F-2   -       Opinion of Ryan, Russell, Ogden & Seltzer LLP.

                  H     -       Capitalization and Capitalization Ratios as at
                                September 30, 2000, actual and pro forma.

                  I     -       Form of public notice.

                  Financial Statements:

                  1-A   -       GPU  and  Subsidiary  Companies  Consolidated
                                Balance Sheets, actual and pro forma, as at September 30, 2000, and Consolidated Statement of Income and Retained Earnings, actual and pro forma, for the twelve months ended September 30, 2000; pro forma journal entries.

                  1-B   -       GPU (Corporate) Balance Sheets, actual and pro
                                forma, as at September 30, 2000 and Statements of Income and Retained Earnings, actual and pro forma, for the twelve months ended September 30, 2000; pro forma journal entries.



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